SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2008
LAYNE CHRISTENSEN COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20578	48-0920712

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(Address of Principal Executive Offices)

(913) 362-0510
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF $240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry Into a Material Definitive Agreement
Amended and Restated Rights Plan
     On October 14, 2008, Layne Christensen Company (the “Company”) entered into an Amended and Restated Rights Agreement (the “Amended Rights Plan”) with National City Bank (the “Rights Agent”), which amends the terms of the Rights Agreement dated as of October 12, 1998, between the Company and the Rights Agent, that would have expired at the close of business on October 14, 2008.
     A description of the provisions of the Amended Rights Plan is contained in Exhibit C to the Amended Rights Plan, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.
     The Amended Rights Plan is intended to comply with the voting guidelines of ISS Governance Services (“ISS”), including (i) a 20% ownership threshold which must be surpassed before the exercisability of the rights is triggered, (ii) a three year term which will expire at the close of business on October 14, 2011, (iii) a “Qualified Offer” exemption (as defined in the Amended Rights Plan) which permits a tender offer to be made directly to the stockholders if the criteria in that exemption are satisfied, and (iv) the right of stockholders owning at least 10% of the outstanding shares to request that a special stockholders meeting be held for the purpose of voting upon a resolution to redeem the rights, which request may be made not earlier than 90 business days after commencement of a Qualified Offer that has not been approved by the Company’s Board of Directors (the “Board”). The Company plans to seek stockholder ratification of the Amended Rights Plan at the 2009 Annual Meeting of Stockholders but will reserve the right to maintain the Amended Rights Plan or adopt a new rights plan if the Board determines, in good faith, that its fiduciary duties require such action. In addition, the Amended Rights Plan calls for a review to be conducted at least annually by the Nominating and Corporate Governance Committee, which is composed solely of independent directors, for the purpose of communicating to the Board its recommendation as to whether the Amended Rights Plan continues to be in the best interests of the stockholders or should be modified or the rights redeemed.
     The Board approved the Company’s entry into the Amended Rights Plan because the Company’s currently depressed stock price and the concentration of approximately 60% of its outstanding common stock in the hands of 15 institutional stockholders make it vulnerable to a hostile takeover that could be coercively structured and either unfairly or inadequately priced. In determining whether to adopt the Amended Rights Plan, the Board also took into account numerous economic studies which have shown that rights plans do not prevent takeovers, but do result in higher takeover premiums being paid. The Board believes that it can best fulfill its fiduciary duties to the Company and to its stockholders with the additional time, flexibility and negotiating leverage provided by the Amended Rights Plan which encourages potential acquirors to negotiate with the Board and gives the Board the opportunity to identify and pursue the best strategic alternative available to the Company. The Amended Rights Plan also helps to ensure equal treatment so that all stockholders will have the opportunity to receive a control premium and can avoid the risk of being relegated to a minority position.
     The Board’s ability to implement a rights plan to achieve the foregoing benefits after an actual takeover threat emerges is doubtful due to the Company’s concentrated stock ownership and the inability of the filing requirements under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the Hart-Scott-Rodino Antitrust Improvement Act (“HSR”) to provide sufficient advance warning of an impending transfer of control of the Company. In the former regard, a hostile acquiror is permitted to acquire additional shares during the ten day period between the date it first acquires beneficial ownership of more than five percent of the outstanding shares and the due date for filing a Schedule 13D to report such ownership and its control intentions. In the latter regard, an HSR notice is required before consummating the acquisition of stock with a value of more than $63.1 million, but is not triggered by an option or conditional right to purchase, so that control could be locked up, subject to HSR clearance of the closing of the stock transfer, before the Company becomes aware of it.
Indemnification Agreements
     On October 9, 2008, the Board of the Company approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each of the Company’s directors and the following executive officers: Andrew B. Schmitt, President, Chief Executive Officer and Director; Gregory F. Aluce, Senior Vice President and Division President – Water Resources; Eric R. Despain, Senior Vice President and Division President – Mineral Exploration; Steven F. Crooke, Senior Vice President, Secretary and General Counsel; Jeff Reynolds – Senior Vice President and Director; and Jerry W. Fanska, Senior Vice President – Finance and Treasurer. The Company’s Board further authorized the Company to enter into the Indemnification Agreement with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Board.
     The Indemnification Agreement supplements and clarifies existing indemnification provisions of the Company’s Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided in the Indemnification Agreement. The Indemnification Agreement also establishes processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.
     The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.
     Please see the disclosure set forth under Item 1.01 regarding the Company’s Amended Rights Plan and the disclosure as set forth under Item 5.03 regarding the amendments and restatement of the Company’s Bylaws, which are incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year
     On October 9, 2008, the Board approved an amendment and restatement of the Company’s Bylaws, effective immediately.
     A description of the provisions amended (other than certain immaterial technical changes) and, if applicable, the previous provisions is provided below. This description is a summary of the amendments to the Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference. A clean copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2.
Article II
     Section 6. This section was amended to provide that, in the event the Company receives a Qualified Offer, as defined in the Amended Rights Plan, holders of record of at least 10% of the Company’s common stock may, to the extent permitted by, and pursuant to and in compliance with Section 23.2 of the Amended Rights Plan, demand that a special meeting of stockholders be called in accordance with Section 23.2 of the Amended Rights Plan for the sole purpose of voting on whether to redeem all of the outstanding Rights under the Amended Rights Plan in connection with a Qualified Offer.
     Sections 7, 8 and 9. These sections were amended and restated to clarify and add new requirements to the advance notice requirements that stockholders must follow in order to make either a director nomination or bring any other business at an annual or a special meeting of the stockholders. The amendments explicitly provide that the provisions of Sections 7(a)(iii) and 8(a)(ii) of these Bylaws are the exclusive means for a stockholder to make nominations or submit other business, other than proposals governed by Rule 14a-8 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (which provides its own procedural requirements). Sections 7 and 8 set forth the requirements, timing and information required to be provided to the Company about the stockholder proposing business or making a nomination, respectively, as well as the information required to be provided to the Company about any nominee for the Company’s Board made by such stockholder. In addition, Section 8(g) requires, among other things, that each person nominated by a stockholder for election or reelection as a director of the Company to submit a written questionnaire with respect to the background and qualification of such person and of the person on whose behalf such person is being nominated.
     Under the Company’s Amended and Restated Bylaws, no director nominations or any other business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Secretary not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting—that is, with respect to the 2009 Annual Meeting, between February 5 and March 7, 2009. Such notice must comply with the requirements of Sections 7 or 8 of the Bylaws and stockholders of the Company desiring to submit a proposal or director nomination should carefully review the Bylaws to ensure compliance with the applicable provisions.
     Any notice received after March 7, 2009 will be untimely. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
     Former Section 13. This section was moved to Article VII and amended and restated, as described below.
Article VII
     The indemnification and advancement provisions were set forth in Article III, Section 13 of the prior bylaws and specified that the Company shall provide indemnification to its directors and officers to the fullest extent permitted by law. That section was amended and restated in its entirety, as set forth in Article VII, to (i) clarify when indemnification and advancement of expenses are permitted or required and (ii) specify certain procedural aspects of any claim for indemnification or advancement. The sections added by the amendments are summarized below.
     Section 1. This section provides that the Company will indemnify and advance expenses to each person who is or was a director or officer of the Company or is or was serving at the Company’s request as a director or officer of any other corporation, partnership, joint venture, trust or employee benefit plan (in each case, an “Indemnitee”), to the fullest extent permitted under Delaware law.
     Section 2. This section provides that the Company will indemnify an Indemnitee against actions by third parties in accordance with Section 145(a) of the Delaware General Corporation Law (“DGCL”).

     Section 3. This section provides that the Company will indemnify an Indemnitee against derivative actions in accordance with Section 145(b) of the DGCL.
     Section 4. This section provides that the Company will indemnify an Indemnitee against expenses reasonably incurred in connection with actions covered by Sections 2 and 3 above, to the extent such Indemnitee is successful on the merits or otherwise, in accordance with Section 145(c) of the DGCL.
     Section 5. This section sets forth the procedure for determining an Indemnitee’s eligibility for indemnification in accordance with Section 145(d) of the DGCL.
     Section 6. This section provides that the Company will advance expenses to an Indemnitee in advance of the final disposition of an action covered by Sections 2 and 3 above, in accordance with Section 145(e) of the DGCL.
     Section 7. This section provides that the indemnification and advancement rights provided an Indemnitee under Article VII are not exclusive and do not limit any rights the Company has to provide additional indemnification protections.
     Section 8. This section provides that the Company may obtain liability insurance on behalf of an Indemnitee and specifies the procedures for the Company to obtain such insurance.
     Section 9. This section provides that the rights conferred under Article VII (i) are contract rights, (ii) are intended to be retroactive to cover acts or omissions that occurred prior to the adoption of Article VII, (iii) continue as to an Indemnitee who has ceased to serve in his or her capacity, and (iv) fully vest at the time the Indemnitee first assumes his or her position. This section further provides that that no amendment, alteration or repeal of Article VII will adversely affect any right of an Indemnitee or limit or eliminate any such right for actions or omissions that took place prior to such amendment, alteration or repeal.
     Section 10. This section provides definitions for terms used in Article VII.
     Section 11. This section sets forth provisions relating to partial indemnification.
Article VIII (former Article VII).
     Section 2. This section was added to provide that if any provision of the bylaws is determined to be invalid or unenforceable, such determination will not affect the validity or enforceability of any other provision of the bylaws.

Item 9.01.	Financial Statements and Exhibits
3.1	Amended and Restated Bylaws of Layne Christensen Company (as adopted October 9, 2008), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.

3.2	Amended and Restated Bylaws of Layne Christensen Company (as adopted October 9, 2008).

4.1	Rights Agreement dated as of October 14, 2008, between Layne Christensen Company and National City Bank as Rights Agent, which includes as Exhibit C, the Summary of Rights to Purchase Preferred Shares.

10.1	Form of Indemnification Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAYNE CHRISTENSEN COMPANY
Date: October 14, 2008	By:	/s/ Andrew B. Schmitt
		Name:	Andrew B. Schmitt
		Title:	President and Chief Executive Officer

Exhibit Index:
3.1	Amended and Restated Bylaws of Layne Christensen Company (as adopted October 9, 2008), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.

3.2	Amended and Restated Bylaws of Layne Christensen Company (as adopted October 9, 2008).

4.1	Rights Agreement dated as of October 14, 2008, between Layne Christensen Company and National City Bank as Rights Agent, which includes as Exhibit C, the Summary of Rights to Purchase Preferred Shares.

10.1	Form of Indemnification Agreement.